Exhibit 99.2

FOR IMMEDIATE RELEASE
CONTACT:

Public Relations: Cheryl Isen, Principal, Isen and Company
(425) 222-0779 or Cheryl@IsenandCo.com

Investor relations: Rick Lutz, LC Group
(404) 261-1196 or LCGroup@mindspring.com

IMPART MEDIA GROUP NAMES BEVERLEY PATTERSON AS VP FINANCE
Key Hire Rounds Out Industry-Leading Executive Management Team

Seattle, WA March 16, 2006—IMPART Media Group, Inc. (OTCBB: IMMG), an innovator in the content, creation and management of out-of-home digital advertising and information networks, announced today that Beverley Patterson has joined the company as vice president of finance and administration. Patterson will oversee the financial management of IMPART Media Group, Inc. (IMPART) and help guide the company through its continuing efforts to rapidly expand in the out-of-home digital media sector.

Patterson has more than 18 years of executive financial experience, most recently as president and founder of Patterson Consulting, a Seattle-based financial services firm providing finance, accounting, and business expertise to small and medium size and international firms. She has also served as vice president of finance for Frazier and Company, a Seattle-based venture capital firm. A certified public account with a BA from the University of Puget Sound, Patterson began her career with publicly traded Hillhaven Corporation and honed her skills at a variety of other organizations where she consistently expanded her business acumen and financial experience.

Patterson joins a highly seasoned executive team at IMPART that includes a hand-picked and distinguished board of directors, including travel industry veteran Larry Calkins, vice president of finance and chief financial officer for Holland America Line, Inc.; technology and marketing authority Joachim Kempin, former senior vice president of Microsoft’s OEM division; and Ron Elgin, chairman and CEO of the Seattle-based office of DDB Worldwide Communications Group, offering strategic marketing and advertising guidance. IMPART Chairman and CEO Joe F. Martinez confirmed, “A knowledgeable, experienced management team is the cornerstone of corporate success and we are extremely pleased to have Beverley on board to round out the team.”

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IMPART MEDIA GROUP NAMES BEVERLEY PATTERSON AS VP FINANCE-2
Key Hire Rounds Out Industry-Leading Executive Management Team

Since becoming publicly traded in mid 2005, IMPART has aggressively recruited key personnel to lead the organization on its mission to become the defacto player in the rapidly growing out-of-home media sector. With the securing of the key vice president of finance role, the industry-leading IMPART executive management team is strategically staffed and includes:

▪	Joe F. Martinez, chairman, CEO and CFO offering a keen strategic and financial perspective

▪	Laird Laabs, president, co-founder and seasoned industry marketing strategist

▪	Tom Muniz, chief operating officer providing 26 years of direct industry experience

▪	Steve Corey, chief strategy officer and co-founder with a specialized expertise in breaking into new markets

▪	Todd Weaver, chief technology officer responsible for the company’s strategic technical vision

▪	Tom O’Rourke, executive vice president of market development offering a specialized expertise in the convergence of advertising and the Internet/digital media

▪	Steve Boscacci, executive vice president, legacy unit, chiefly responsible for all hardware management

▪	Edwin Regar, executive vice president, business development, with a specialized focus in digital media

▪	Stewart Layton, executive vice president for mobile media, bringing 30+ years of mobile media advertising and sales expertise

About IMPART Media Group, Inc.

IMPART Media Group, Inc., (OTC Bulletin Board: IMMG), headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector. The company is growing through a consolidation strategy that includes acquiring the industries best and brightest talent and most advanced solutions to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands in industries such as retail, grocery, banking, restaurants, hospitality, government and public spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. More information please visit: www.impartmedia.com.

This release includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the respective management of IMPART Media Group, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.